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                               AMENDMENT NO. 1

                                    TO

      SALARY DEFERRAL SAVINGS PROGRAM OF WELLPOINT HEALTH NETWORKS INC.
                 (AS AMENDED AND RESTATED JANUARY 1, 1997)

                    (As Amended through October 1, 1997)

     The Salary Deferral Savings Program of WellPoint Health Networks Inc. ("Plan") is amended as follows, as of the dates indicated below:

     1. The following clarifying provision is added at the end of Section 2.10 ("Eligible Employee") of the Plan:

     Notwithstanding anything to the contrary in any Plan document, the collective bargaining agreement between Blue Cross of California and the Office and Professional Employees International Union Local 29, AFL-CIO that became effective November 16, 1994 governs the terms of Plan participation of all individuals covered by that agreement for the period beginning November 16, 1994 and ending on the date that the terms of that agreement expire.

     2. Effective as of the effective date of the Plan, the reference to Section "6.04" in Section 1.03(b) of Appendix V of the Plan is changed to a reference to Section "1.04."

     3. Effective as of the effective date of the Plan, WellPoint Health Networks Inc. is added to the list of Participating Companies in Appendix VII of the Plan.


     IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 30th day of December, 1997.


WELLPOINT HEALTH NETWORKS INC.



By: /s/ THOMAS C. GEISER
   -------------------------
    Thomas C. Geiser

                                       1.